UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2007

Chicago Mercantile Exchange Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2007, the shareholders of Chicago Mercantile Exchange Holdings Inc. (the "Company") approved an amendment to the Chicago Mercantile Exchange Holdings Inc. Omnibus Stock Plan (the "Omnibus Stock Plan") and an amendment to the Chicago Mercantile Exchange Holdings Inc. Annual Incentive Plan (the "AIP"), pursuant to proposals that were submitted to the shareholders for approval at the Company’s Annual Meeting of Shareholders.

OMNIBUS STOCK PLAN

The following summary of the Omnibus Stock Plan is qualified in its entirely by reference to the complete text of the plan, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

The Omnibus Stock Plan is administered by the Compensation Committee of the Board of Directors of the Company. The plan has 4,045,975 shares authorized, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations or other changes in our outstanding common stock. Under the plan, the Company may issue equity awards consisting of stock options, stock appreciation rights, stock awards and performance share awards. Upon a change in control as defined in the plan, all outstanding awards will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of award granted. Employees of the Company and its subsidiaries are eligible to be granted awards under the plan. The plan will terminate on June 30, 2012, unless earlier terminated by the Board of Directors or extended by the Board with the approval of the shareholders.

ANNUAL INCENTIVE PLAN

The following summary of the AIP is qualified in its entirely by reference to the complete text of the plan, a copy of which is filed as Exhibit 10.2 to this Report and is incorporated herein by reference.

The AIP is administered by the Compensation Committee of the Board of Directors of the Company. The purpose of the AIP is to award annual bonus compensation to our employees and to align the interests of our employees with those of our shareholders. The AIP is designed to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code to preserve our tax deduction for compensation paid under the AIP to our most senior executive officers. Any employee of the Company or its subsidiaries who is selected by the Compensation Committee may participate in the AIP for the designated plan year. We use cash earnings as the performance metric for determining awards under the plan. The maximum annual bonus under the AIP is $2,500,000. The plan has a term of five years.

On April 26, 2007, Compensation Committee of the Board of Directors of the Company approved an amendment to the AIP to delete the provision allowing participants to designate a beneficiary under the plan to correspond to the Company’s administrative procedures. Such amendment is reflected in Exhibit 10.2.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Mercantile Exchange Holdings Inc.

April 27, 2007	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Omnibus Stock Plan
10.2	Amended and Restated Annual Incentive Plan